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                                     IDT, INC.
                       2275 Swallow Hill Road - Building 2500
                                Pittsburgh, PA 15220
                         (412) 279-8715 Fax (412) 279-1367


July 22, 1998

Mr. Marc Clupper
Javelin Technologies, Inc.
30 Cadillac Court, Apt. 4C
Lafayette, IN 47905

Dear Marc:

I would like to extend our Design and Engineering Agreement with Javelin Technologies, Inc., until the completion of the ThermoChem-HT-TM- . The financial terms will be negotiated upon the availability of funds in IDT, Inc. IDT, Inc. will compensate all travel between Pennsylvania and Indiana.

In addition, 80,000 Warrant Shares of IDT, Inc. at $.10 per share will be issued upon completion of the ThermoChem-HT-TM-. IDT, Inc. will provide continued support for the project as needed.

This agreement supersedes the previous agreement dated April 16, 1998.

I look forward to our continued work together. If you have anything with which to discuss with me, please contact me.

Sincerely,

IDT, INC.



Glenn Keeling
President
Accepted by:


-------------------------               ----------------
Marc Clupper                                 Date



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                          DESIGN AND ENGINEERING AGREEMENT
                                      BETWEEN
                                 IDT, INCORPORATED
                       AND JAVELIN TECHNOLOGIES, INCORPORATED

1.   INTRODUCTION

     This is an agreement for Javelin Technologies, Inc. to develop engineering software and documentation for IDT, Inc. in accordance with an agreed-upon Letter of Agreement (See Attached).


2.   DEFINITIONS

As used in this Agreement, the following definitions shall apply:

     1. "Agreement" shall mean this Contract Agreement between Customer and Developer.

     2.   "Customer" shall mean IDT, Incorporated of Pittsburgh, Pennsylvania.

     3. "Commonly Used Code" shall include computer code, techniques, functions, routines, and subroutines that are common in the computer industry and computer programming methods in common use, whether or not created for use in the Software.

     4. "Confidential Information" shall mean any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party. "Confidential Information" shall not include information (a) already lawfully known to the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

     5. "Deliverables" shall mean all services that are offered and supplied to the Customer by the developer under terms of this Agreement.

     6. "Developer" shall mean Javelin Technologies, Incorporated of Wabash, Indiana, and G. Marc Clupper, jointly and separately.

     7. "Effective Date" shall mean no later than 15 January, 1998. The date upon which this Agreement is executed by Developer.

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     8.   "Software" shall mean all computer software developed by Developer for
          Customer use throughout execution of this Agreement.

     9. "Specifications" shall mean requirements for the Software's required operation, functions, capabilities and performance and the documentation to be retained therewith or as revised by the parties under procedures set forth in this Agreement.


3.   TERMS OF AGREEMENT

     1. No later than the Effective Date, Developer shall provide one (1) programmer to begin work for Customer to develop software at the site of Customer.

     2. Developer shall supply such resources, such as development equipment and software, and efforts such as shall be reasonably necessary to accomplish the tasks set forth by Customer.

     3. Customer shall reimburse Developer expenses incurred during customer-required trips for business pertaining to Customer.


4.   RESOURCES TO BE PROVIDED TO DEVELOPER

     Customer shall supply to Developer all information and resources that Developer shall reasonably require in order to carry out the work required by this Agreement.





5.   CONFIDENTIALITY

     1. Each party acknowledges that it will receive Confidential Information of the other party relating to technical, marketing, product, and/or business affairs. Each party agrees that all Confidential Information of the other party shall be held in strict confidence and shall not be disclosed or used without express written consent of the other party, except as may be required by law.


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     2.   Developer is required to have all employees sign confidentiality agreements, in a form reasonably satisfactory to Customer, which include a promise to maintain confidentiality as required by this Agreement. Developer shall provide to Customer, upon request, a list of all employees who work on the Software and a copy of a current confidentiality agreement between each employee and Developer.


6.   PAYMENT

     1. Customer shall pay Developer a fixed fee for services provided upon the execution of this Agreement at the rate of Seven Thousand Five Hundred Dollars ($7,500.00) per month. Payments of Three Thousand Seven Hundred and Fifty Dollars ($3,750.00) shall be made bimonthly by the customer to the developer on the 15th and last day of each month.

     2. Customer shall provide Developer for services rendered a total of thirty thousand (30,000) warrants for IDT, Inc. common stock at a guaranteed conversion price of one dollar ($1.00) per share. Payment shall be made in full within 30 days of the completion of the ThermoChem-HT pre-production delivery/completion date.

     3. If any payment is not made as required, Developer may give notice of the failure to pay. The failure to pay, if not cured within fifteen
          (15) days after notice, shall entitle Developer to terminate this Agreement in accordance with the provisions on Termination.


7.   INTELLECTUAL PROPERTY

     1. Customer shall have and Developer shall be deemed to have irrevocably assigned to Customer all rights, titles, and interest, throughout the world, in all copyrights, trade secrets, patentable materials, and all other proprietary rights in the Software.

     2. The Developer shall execute such documents as Customer shall reasonably require to evidence and confirm the transfer of rights made under the Agreement.

     3. Customer may register the copyright to the Software and any derivative work in any and all countries and jurisdictions, place its copyright notice on the Software, and take such further steps as it deems fit


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          to provide legal protection to intellectual property relating to the
          Software.

     4. Notwithstanding any other provisions of this Agreement, Developer shall retain the right to utilize all Commonly Used Code in Software developed for others or for its own use.


8.   DEVELOPMENT CREDIT

     Customer shall acknowledge Developer as the programmer. Such development credit shall not give Developer any trademark, copyright, or other proprietary interest or rights in the Software.

9.   DISCLAIMER OF WARRANTIES

     Developer and Customer agree that due to the nature of complex computer Software such as the Software, Developer cannot warrant that the Software will be completely free of all defects and errors. Accordingly, the Software is transferred and delivered to Customer "AS IS." EXCEPT AS PROVIDED BELOW IN THE PROVISION ENTITLED INTELLECTUAL PROPERTY WARRANTY, ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE DISCLAIMED.


10.  INTELLECTUAL PROPERTY WARRANTY

     Developer represents and warrants that it has no knowledge of any right, title, and interest in the Software other than its own, and that it has granted no license or ownership interest. Developer represents and warrants that it knows of no fact or circumstance indicating that commercial use and sale of the Software will infringe any rights existing under the laws United States or any state thereof of any other person or entity.


11.  TERM AND TERMINATION

     1. The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) months, unless sooner terminated in accordance with the provisions set forth in this Agreement.

     2.   Either party may terminate this Agreement:


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          A.   In accordance with provisions stated in this Agreement that provide for termination,

          B. In the event that the other party ceases business operations or is in any bankruptcy or state insolvency or receivership proceeding not dismissed in thirty (30) days or assigns its assets for the benefit of creditors, or

          C. In the event of any material breach by the other party which is not cured within thirty (30) days after notice.

     3. Customer may terminate this Agreement at any time on thirty (30) days notice for any cause or no cause. In the event of such a termination, Customer shall pay the reasonable cost of Developer's services to the date of receipt of notice of termination.



12.  EFFECT OF TERMINATION

     Upon any termination of this Agreement by any party:

     1. All provisions of the section of this agreement entitled Confidentiality shall remain in effect.

     2. Customer shall promptly return all objects and materials owned by or the responsibility of Developer.


13.  REMEDIES

     1. Except as is otherwise provided in this Agreement, the parties shall have such remedies for breach or termination as are provided by applicable law.

     2. The parties agree that in the case of the breach of any provision of the section of this agreement entitled Confidentiality, the aggrieved party will suffer immediate and irreparable harm, and that immediate injunctive relief will therefore be appropriate.


14.  ARBITRATION

     Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) shall be


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resolved at the request of either party through binding arbitration. Arbitration shall be conducted in Lafayette, Indiana under the rules and procedures of the American Arbitration Association ("AAA") . The parties shall request that the
AAA appoint a panel of three arbitrators and, if feasible, include one arbitrator of the three who shall possess knowledge of computer software and its distribution; however the arbitration shall proceed even if such a person is unavailable.


15.  ATTORNEYS' FEES

     In the event of any litigation or arbitration between the parties arising under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, its reasonable costs and expenses, including attorneys' fees, incurred in the proceeding.


16.  RENEWAL

     This Agreement is renewable and re-negotiable by Customer and Developer by mutual agreement at any time during or after the Term of this Agreement.

17.  GENERAL PROVISIONS

     1. RELATIONSHIP OF PARTIES. Developer shall be deemed to have the status of an independent contractor, and nothing in this Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint ventures. Developer is responsible for all payments to its subcontractors, and guarantees their observance of their confidentiality requirements referred to herein.

     2. PAYMENT OF TAXES, Developer shall be responsible for any withholding taxes, payroll taxes, disability insurance payments unemployment taxes and other taxes or charges incurred in the performance of the Agreement.

     3. FORCE MAJEURE. Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, nature disaster, accident, act of government, shortages of materials or supplies, Or any other cause beyond the control of such party ("Force Majeure") provided that such party gives the other


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          party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to cure the delay. in the event of such a Force Majeure, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

     4. ASSIGNMENTS. This Agreement may not be assigned by Customer in whole or in part without consent of Developer which consent shall not be unreasonably withheld. Customer may assign this Agreement, without Developer's consent, to any third party which succeeds by operation of law to, purchases, or otherwise acquires substantially all of the assets of Customer and assumes Customer's obligations hereunder. Notwithstanding the above, Customer shall retain the obligation to pay if the assignee fails to pay as required by the payment obligations of this Agreement. Developer may not assign its obligations under this agreement without Customer's written consent, which Customer may withhold in its complete discretion.

     5. PARTIAL INVALIDITY. Should any provision of this Agreement be held to be void, invalid, or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect as though such provisions were deleted.

     6. NO WAIVER. The failure of either party to exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver Of any subsequent breach of the same or any other term of the Agreement.

     7. NOTICE. Any notice required or permitted to be sent hereunder shall be in writing and shall be sent in a manner requiring a signed receipt, such as Federal Express, courier delivery, or if mailed, registered or certified mail, return receipt requested. Notice is effective upon receipt. Notice to Customer shall be addressed to Glenn Keeling, President, 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220 or such other person or address as Manufacturer may designate. Notice to Developer shall be addressed to G. Marc Clupper, President, 1373 Mill Street, Wabash, TN 46992 or such other person or address as Dealer may designate.


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     8.   ENTIRE AGREEMENT.  This Agreement, including the Schedules thereto, states the entire agreement between the parties on this subject and supersedes all prior negotiations, understandings, and agreements between the parties concerning the subject matter. No amendment or modification of this Agreement shall be made except by a written document signed by both parties.

     9. GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the substantive law of the State of Indiana.

     10. VENUE AND JURISDICTION OF LEGAL ACTIONS. Any legal action brought concerning this Agreement or any dispute hereunder, including but not limited to an action to enforce an. arbitration award, shall be brought only in the courts of the state of Indiana in the county of Marion or in the federal courts located in such state and county, and both parties agree to submit to the jurisdiction of these courts.

     IN WITNESS WHEREOF, IDT, incorporated and Javelin Technologies, Incorporated and G. Marc Clupper have executed this Agreement.

                    IDT, Incorporated


                    By:
                       -----------------------------
                         Glenn Keeling, President

                    Javelin Technologies, Incorporated


                    By:
                       -----------------------------
                         G. Marc Clupper, President

                    WITNESS:



                    --------------------------------


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